                                                                    EXHIBIT 10.3

                                LICENSE AGREEMENT

      THIS LICENSE AGREEMENT ("Agreement") is made and is effective as of August 1, 1996 by and between the UNIVERSITY OF UTAH RESEARCH FOUNDATION, a Utah non-profit corporation, having its principal place of business at 421 Wakara Way, Suite 170, Salt Lake City, UT 84108, hereinafter referred to as "Licensor", and BIONIC TECHNOLOGIES, INC., a corporation, having its principal place of business at 1763 East 900 South, Salt Lake City, UT 84108, hereinafter referred to as "Licensee".

                                   WITNESSETH

      WHEREAS, certain inventions, generally characterized as * * * and assigned University of Utah identification number * * * and * * * respectively, hereinafter collectively referred to as "the Inventions", have been made in the course of research conducted at the University of Utah by Richard Normann, Kelly
E. Jones and Patrick K. Campbell, Patrick J. Rousche, Kenneth W. Horch and Susan
P. Schmidt are covered by Licensor's Patent Rights and Licensed Technology (as defined below);

      WHEREAS, Licensor desires that the Inventions be developed and utilized to the fullest extent so that its benefits can be enjoyed by the general public;

      WHEREAS, Licensee wishes to obtain from Licensor a license under certain rights for the commercial development, production, manufacture, use and sale of the Inventions, and Licensor is willing to grant such a license upon the terms and conditions hereinafter set forth;

      NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

                              ARTICLE 1 DEFINITIONS

      Section 1.1 "Licensor's Patent Rights" means patent rights to any subject matter claimed in or covered by (a) any pending or issued United States or foreign patent or any patent application listed on Exhibit "A" attached hereto, which is incorporated herein by this reference;

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

(b) any continuing or divisional applications thereof; and (c) any patents issuing on continuing, continuation-in--part or divisional applications, including reissues thereof.

      Section 1.2 "FIELD OF USE" means the sale and/or use of any Licensed Product and/or Licensed Service in the performance of research and development of the inventions on various animal and human subjects, for which sale and/or use the approval from the Food and Drug Administration is not required or has not been obtained.

      Section 1.3 "Licensed Technology" means the technology associated with the inventions and any intellectual property therein, that has been developed by Dr. Richard Norman and his co-workers at the University of Utah including those technologies listed in Exhibit "B".

      Section 1.4 "Licensed Product" means any product, apparatus, kit or component part thereof, or any other subject matter the manufacture, use or sale of which is covered by any claim or claims included within Licensor's Patent Rights or which incorporates Licensed Technology.

      Section 1.5 "Licensed services" means any method, procedure, process or other subject matter, the manufacture, use, or sale of which is covered by any claim or claims included within Licensor's Patent Rights and/or which incorporates Licensed Technology.

      Section 1.6 " . . .covered by . . ." means a Licensed Product that, when made, used or sold, or a Licensed Service that, when practiced, would constitute, but for the license granted to Licensee pursuant to this Agreement, an infringement of any claim or claims included within Licensor's Patent Rights.

      Section.1.7 "Net Sales" means billings by Licensee for (a) any Licensed Product sold or leased, and (b) services performed using any Licensed Product or Licensed Service, in all cases, net of the sum of the following items (where applicable): (1) case, trade or quantity discounts actually allowed; (2) sales, use, tariff, customs duties or other excise taxes directly imposed upon particular sales; (3) outbound transportation charges prepaid or allowed; and
(4) allowances or credits to third parties for rejections or returns. A Licensed Product and services performed using a Licensed Product or Licensed Services shall be considered sold when billed

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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

out or invoiced or, if not invoiced, when delivered or performed. There shall be no deductions from Net sales for costs of commissions or collections. Net Sales shall not include billings for Licensed Products sold or services performed by Licensee to any Affiliate unless such Affiliate is an end-user of any Licensed Product or service performed using any Licensed Product or Licensed Method.

      Section 1.8 "Affiliate" means any person or entity that controls, is controlled by, or is under common control with Licensee, directly or indirectly. For purposes of this definition, "control" and its various inflected forms means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract or otherwise.

                            ARTICLE 2. LICENSE GRANT

      Section 2.1 Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee a license under Licensor's Patent Rights and Licensed Technology to make, have made, use and sell any Licensed Product and to practice any Licensed Services throughout the world where Licensor may lawfully grant such a license.

      Section 2.2 The license granted in Section 2.1 hereof is expressly made subject to Licensor's reservation of the right to practice under Licensor's Patent Rights for educational and research purposes at the University of Utah.

      Section 2.3 Except as otherwise provided in Section 2.2 hereof, the license granted in Section 2.1 shall be exclusive and worldwide and effective until the * * *.

                              ARTICLE 3 SUBLICENSES

      Section 3.1 Licensor hereby grants to Licensee the right to enter into sublicensing agreements with third parties (hereinafter referred to as "Sublicensees") to make, have made, and sell any Licensed Product and to practice any Licensed Method, provided that Licensee has current exclusive rights thereto under this Agreement in the territory being sublicensed.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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      Section 3.2 Any sublicense granted by Licensee to a Sublicensee shall incorporate all of the terms and conditions of this Agreement, which shall be binding upon each Sublicensee as if such sublicensee were a party to this Agreement. Licensee shall pay to Licensor on any sublicense the royalty rate on Net Sales by such Sublicensee at the same rate that would be due to Licensor from Net Sales by Licensee, although Licensee is free to charge differential rates to Sublicensees. In addition, Licensee shall pay to Licensor * * * of any lump-sum fee or advance payment received by Licensee from any Sublicensee.

      Section 3.3 Licensee shall promptly (a) provide Licensor with a copy of each sublicense granted by Licensee hereunder and any amendments thereto or terminations thereof; (b) collect and guarantee payment of all royalties due Licensor from Sublicensees; and (c) summarize and deliver copies of all reports due to Licensee from Sublicensees.

                      ARTICLE 4 LICENSE ISSUE CONSIDERATION

      Section 4.1 Licensee shall grant to Licensor a non-refundable license issue consideration of * * * position in Licensee upon execution of this Agreement.

      Such issue consideration shall be deemed earned and immediately due upon execution of this Agreement.

      Section 4.2 In addition, Licensee shall pay to Licensor a nonrefundable license fee of * * * on or before * * *, or when Licensee first receives equity funding of * * * or more, whichever is sooner. This fee is not an advance against earned royalties.

                               ARTICLE 5 ROYALTIES

      Section 5.1 As additional consideration for the license under this Agreement and subject to Section 6.2, Licensee shall pay to Licensor an earned royalty of * * * in * * * and one and * * * of Net Sales of Licensed Products or Services in * * *. Earned royalties shall accrue in each country * * *. Licensee shall pay all royalties accruing to Licensor in U.S. Dollars within forty-five
(45) days following the calendar quarter in which Net Sales occur. No royalty shall be

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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

payable with respect to Net Sales to any Affiliate unless such Affiliate is an end-user of any Licensed Product or service performed using any Licensed Product or Licensed Method.

      Section 5.2 Commencing on the first January 1 to occur after the six (6) month period following the date of first occurrence of Net Sales, Licensee shall pay to Licensor * * *:

            (a) * * *                   * * *

            (b) * * *                   * * *

            (c) * * *                   * * *

Licensee shall continue to pay * * * until * * *. Licensor shall fully credit each payment * * * against any earned royalties payable by Licensee with respect to the year in which the * * * is made.

      Section 5.3 If any patent or any claim thereof included within Licensor's Patent Rights shall be found invalid by a court of competent jurisdiction and last resort, from which decision no appeal may be taken, Licensee's obligation to pay Licensor royalties based on such patent or claim or any claim patentably indistinct therefrom shall be for a period of * * *. Licensee shall not, however, be relieved from paying Licensor the applicable royalties that accrued prior to the date of such decision or that are based on any of Licensor's Patent Rights not the subject of such decision.

                            ARTICLE 6. DUE DILIGENCE

      Section 6.1 Upon execution of this Agreement, Licensee shall diligently proceed with the development, manufacture, sale and use of Licensed Products and/or Licensed Methods in order to make them readily available to the general public as soon as possible on commercially reasonable terms.

      Section 6.2 Licensee shall perform the following obligations as part of its due diligence activities hereunder:

      (a) Achieve Net Sales by * * *.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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

      Section 6.3 The above milestones shall be extendable for up to two (2) years upon payment of * * * per year per.

      Section 6.4 Licensee shall exercise reasonable business judgment in meeting its due diligence obligations hereunder.

      Section 6.5 Commencing on January 1, 1997 and on each January 1 thereafter, until the first occurrence of Net Sales, Licensee shall submit to Licensor a written report covering Licensee's progress in (a) development and testing of all, Licensed Research; (b) achieving the due diligence milestones specified herein; and (c) preparing, filing, and obtaining of any approvals necessary for marketing the Licensed Products and Licensed Methods.

                           ARTICLE 7. CONFIDENTIALITY

      Section 7.1 Licensee and Licensor acknowledge that they may provide certain information to the other party about the Inventions that is considered to be confidential. Licensee and Licensor shall take reasonable precautions to protect such confidential information. Such precautions shall involve at least the same degree of care and precaution that the recipient of such information customarily uses to protect its own confidential information.

      Section 7.2 Licensee acknowledges that Licensor is subject to the Utah Governmental Records Access and Management Act ("GRAMA"), Section 63-2-101 et seq., Utah Code Ann. (1953), as amended. Licensor shall keep confidential any information provided to Licensor by Licensee that Licensee considers confidential, to the extent allowable under GRAMA and as provided in Section 53B-16-301 et seq., Utah Code Ann. In order to be eligible for such protection under GRAMA, confidential information of Licensee disclosed to Licensor must be in written or other tangible form, marked as proprietary, and accompanied by a written claim by Licensee stating the reasons that such information must be kept confidential.

                           ARTICLE 8 QUARTERLY REPORTS

      Section 8.1 Within forty-five (45) days after the calendar year in which Net Sales first occur, and within 45 days after each calendar quarter thereafter, Licensee shall provide Licensor

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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

with a written report detailing all sales and uses, if any, made of Licensed Products and Licensed Methods during the preceding calendar quarter, and detailing the amount of Net Sales made during such quarter and calculating the royalties due pursuant to section 5.1 hereof. Each such report shall be signed by an officer of Licensee (or the officer's designee).

      Section 8.2 In addition to the regular reports required by Section 8.1, Licensee shall provide a written report to Licensor of the date of first occurrence of Net Sales in each country within sixty (60) days of its occurrence.

                  ARTICLE 9 PATENT PROSECUTION AND MAINTENANCE

      Section 9.1 Licensor shall diligently prosecute and maintain Licensor's Patent Rights with legal counsel of its choice, after consultation with Licensee. Licensor shall provide Licensee with copies of all relevant documentation and keep Licensee informed, and apprised of the continuing prosecution. Licensee shall keep any such documentation and information confidential.

      Section 9.2 Licensee shall pay all costs and legal fees incurred by Licensor in the preparation, prosecution and maintenance of Licensor's Patent Rights, including without limitation, any taxes on such patent rights. Licensor shall credit any costs and fees paid by Licensee pursuant to this Article 9 toward earned royalty payments due to Licensor for Net Sales in the country where such patent costs were incurred. Notwithstanding the foregoing, no credit may be applied toward the license issue fee or* * * royalty, and total credits for costs and fees paid by Licensee pursuant to this Article 9 in any given reporting period shall not be more than * * * of the royalty payment that would otherwise be due. Unused credits may be carried forward indefinitely until used.

                            ARTICLE 10 PATENT MARKING

      Licensee shall mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with all applicable patent marking laws.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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

                          ARTICLE 11 BOOKS AND RECORDS

      Licensee shall keep true and complete books and records containing an accurate accounting of all data necessary for proper computation of royalties and other payments hereunder. Licensee shall preserve such books and records for five (5) years after the termination of this Agreement. Such books and records shall be open to inspection by Licensor and its representatives, at Licensor's expense, upon notice to Licensee, at reasonable times for the purpose of verifying the accuracy of the quarterly reports and computations rendered by Licensee.

                        ARTICLE 12 TERM OF THIS AGREEMENT

      This Agreement shall be in full force and effect from the date hereof until * * *.

                       ARTICLE 13 TERMINATION BY LICENSOR

Section 13.1 If Licensee should (a) fail to deliver to Licensor any statement or report required hereunder when due; (b) fail to make any payment at the time that the same should be due; (c) violate or fail to perform any covenant, condition, or undertaking of this Agreement to be performed by it hereunder; or
(d) file a bankruptcy action, or have a bankruptcy action against it, or become insolvent, enter into a composition with creditors or have a receiver appointed for it; then Licensor may give written notice of such default to Licensee. If Licensee should fail to cure such default within thirty (30) days of such notice, Licensor shall have the right to terminate this Agreement and any licenses granted hereunder.

      Section 13.2 No termination of this Agreement by Licensor shall relieve Licensee of its obligation to pay any royalty or license fees due or owing at the time of such termination and pay all attorneys' fees and costs incurred by Licensor in enforcing any obligation of Licensee or accrued right of Licensor after termination. Articles 7 and 20 shall survive any termination of this Agreement.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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

                       ARTICLE 14. TERMINATION BY LICENSEE

      Section 14.1 Licensee may terminate this Agreement at any time and from time to time without cause, by giving written notice thereof to Licensor. Such termination shall be effective ninety (90) days after such notice and all Licensee's rights associated therewith shall cease as of that date.

      Section 14_2 Any termination pursuant to Section 14.1 shall not relieve Licensee of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made or other consideration given to Licensor hereunder prior to the time such termination becomes effective. Such termination shall not affect in any manner any rights of Licensor arising under this Agreement prior to the date of such termination.

      ARTICLE 15 DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION

      Upon expiration or termination of this Agreement by either party, Licensee shall provide Licensor with a written inventory of all Licensed Products in process of manufacture, in use or in stock. Licensee may dispose of any such Licensed Products within the ninety (90)-day period following such expiration or termination, provided, however, that Licensee shall pay royalties and render reports to Licensor thereon in the manner specified herein.

                        ARTICLE 16. WARRANTY BY LICENSOR

      Section 16.1 Licensor warrants that it has the lawful right to grant the license set forth in this Agreement.

      Section 16.2 EXCEPT AS EXPRESSLY PROVIDED IN SECTION 16.1, THE PARTIES ACKNOWLEDGE AND AGREE THAT LICENSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LICENSOR BE HELD

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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

RESPONSIBLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF PATENT RIGHTS, EVEN IF LICENSOR IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

      Section 16.3 Nothing in this Agreement shall be construed as:

      (a) a warranty or representation by Licensor as to the validity or scope of any Licensor's Patent Rights.

      (b) a warranty or representation by Licensor that anything made, used, sold or otherwise disposed of pursuant to any license granted under this Agreement is or will be free from infringement of patents of third parties.

      (c) an obligation by Licensor to bring or prosecute actions or suits against third parties for patent infringement, except as expressly provided in Article 17 hereof.

      (d) conferring by implication, estoppel or otherwise any license or rights under any patents of Licensor other than Licensor's Patent Rights.

                             ARTICLE 17 INFRINGEMENT

      Section 17.1 If either party learns of a claim of infringement of or by any of Licensor's Patent Rights licensed under this Agreement, that party shall give written notice of such claim to the other party. Licensor shall then use reasonable efforts to terminate such infringement. In the event Licensor fails to abate the infringing activity within ninety (90) days after such written notice or to bring legal action against the third party, Licensee may bring suit for patent infringement, naming Licensor as nominal party plaintiff.

      Section 17.2 Any such legal action shall be at the expense of the party by whom suit is filed (hereinafter referred to as the "Litigating Party"). Any damages or costs recovered by the Litigating Party in connection with a legal action filed by it hereunder, and remaining after the Litigating Party is reimbursed for its costs and expenses reasonably incurred in the lawsuit, shall be equally divided between Licensee and Licensor.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

      Section 17.3 Licensee and Licensor shall cooperate with each other in litigation proceedings instituted hereunder, provided that such cooperation shall be at the expense of the Litigating Party, and such litigation shall be controlled by the Litigating Party.

                                ARTICLE 18 WAIVER

      No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                            ARTICLE 19 ASSIGNABILITY

      This Agreement is binding upon and shall inure to the benefit of the parties, their successors and assigns. Subject to Licensee's rights to sublicense, as set forth in Article 3 hereof, Licensee may assign this Agreement only with the written consent of Licensor.

                           ARTICLE 20 INDEMNIFICATION

      Licensee shall indemnify, hold harmless and defend Licensor, the University of Utah, and their respective officers, employees and agents, against any and all claims. suits, losses, damage, costs, fees and expenses (including reasonable fees of attorneys) resulting from or arising out of exercise of any license granted under this Agreement.

                            ARTICLE 21 LATE PAYMENTS

      In the event royalty payments or other fees are not received by Licensor when due hereunder, Licensee shall pay to Licensor interest charges at the rate of ten percent (10%) per annum on the total royalties or fees due for the reporting period.

                               ARTICLE 22 NOTICES

      Any payment, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient's normal business hours; or (b) on the date of delivery if delivered by courier, express mail service or first-class mail, registered

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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or certified. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designate by written notice given to the other party as follows:

           In the case of Licensee.

           BIONIC TECHNOLOGIES, INC.
           1763 East 900 South
           Salt Lake City, UT 84108

           In the case of Licensor:

           UNIVERSITY OF UTAH RESEARCH FOUNDATION
           Technology Transfer Office
           421 Wakara Way, Suite 170
           Salt Lake City, UT 84108

           With a copy to:

           OFFICE OF GENERAL COUNSEL
           University of Utah
           309 Park Building
           Salt Lake City, Utah 84112

                             ARTICLE 23 FOREIGN LAWS

      Section 23.1 When required by local/national law, Licensee shall register this Agreement, pay all costs and legal fees connected therewith, and otherwise insure that the local/national laws affecting this Agreement are fully satisfied.

      Section 23.2 Licensee shall comply with all applicable U.S. laws dealing with the export of technology or technical information.

                            ARTICLE 24 GOVERNING LAW

      This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without application of any principles of choice of laws.

                          ARTICLE 25 GENERAL PROVISIONS

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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      Section 25.1 In the event of any controversy or claim between the parties relating to this Agreement that is not settled by informal means, the same shall be submitted to binding compulsory arbitration and judgment in Salt Lake City, Utah pursuant to Title 78, Chapter 31a, Utah code Ann. (1953), as amended, and shall be determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules are not in conflict with such law. All costs and expenses, including reasonable attorneys' fees, of the prevailing party in connection with controversy or claim shall be borne by the other party.

      Section 25.2 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      Section 25.3 This Agreement shall not be binding upon the parties until it has been signed herein below by or on behalf of each party, in which event it shall be effective as of the date first above written.

      Section 25.4 No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by both parties. This Agreement may be signed in counterpart, each of which documents shall, when taken together, constitute one and the same original document.

      Section 25.5 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter, hereof.

      Section 25.6 The parties agree to execute and deliver all documents, provide all information and take or forbear from taking all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 25.7 This Agreement may be signed in counterparts, each of which when taken together shall constitute one fully executed document. Each individual executing this Agreement on behalf of a legal entity does hereby represent and warrant to each other person so signing that he or she has been duly authorized to execute this Agreement on behalf of such entity.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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      IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement by their respective officers hereunto duly authorized, on the day and year hereinafter written.

"LICENSEE"                              "LICENSOR"

BIONIC TECHNOLOGIES, INC.               UNIVERSITY OF UTAH
                                        RESEARCH FOUNDATION

By______________________________        By____________________________________
           (Signature)                                (Signature)

Name____________________________        Name__________________________________
           (Please Print)

Title___________________________        Title_________________________________

Date____________________________        Date

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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                   AMENDMENT TO THE LICENSE AGREEMENT BETWEEN
                     UNIVERSITY OF UTAH RESEARCH FOUNDATION
                                       AND
                        BIONIC TECHNOLOGIES INCORPORATED
                                       FOR

      * * *

      * * *

      * * *

      THIS AMENDMENT to a certain License Agreement is made and is effective as of October 15, 1997, by and between The University of Utah Reserach Foundation, having a principal place of business at 421 Wakara Way, Suite 170, Salt Lake City, UT 84108, hereinafter referred to as Licensor and Bionic Technologies Inc., having its principal place of business at 1763 East 900 South, Salt Lake City, UT 84108, hereinafter referred to as Licensee.

                               WITNESSETH

      WHEREAS, Licensor and Licensee have entered into a License Agreement dated August 1, 1996 for * * * respectively hereinafter referred to as "License Agreement"; and

      WHEREAS, Licensor has received the inventions entitled * * * respectively, hereinafter referred to as "New Inventions"; and

      WHEREAS, Licensee would like incorporate the New Inventions in the above License Agreement; and.

      WHEREAS Licensor is willing to grant to Licensee such a license to New Inventions;

      NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth in the License Agreement, it is agreed by and between the parties to add the New Inventions to Exhibit B of the License Agreement.

      In all other respects the License Agreement shall remain unchanged.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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      IN WITNESS WHEREOF, the parties have caused these presents to be signed in duplicate by their duly authorized representatives.

BIONIC TECHNOLOGIES, INC.            UNIVERSITY OF UTAH
                                     RESEARCH FOUNDATION

By_______________________________    By____________________________________
            (Signature)                          (Signature)

Name_____________________________    Name__________________________________
            (Please Print)

Title____________________________    Title_________________________________

Date_____________________________    Date__________________________________

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

                                       2
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                                 AMENDMENT NO, 2
                        TO THE LICENSE AGREEMENT BETWEEN
                     UNIVERSITY OF UTAH RESEARCH FOUNDATION
                                       AND
                        BIONIC TECHNOLOGIES INCORPORATED
                                       FOR

* * *

      THIS AMENDMENT to a certain License Agreement is made and is effective as of November 10, 1999 by and between the University of Utah Research Foundation, having a principal place of business at 615 Arapeen Dr., Suite 110, Salt take City, UT 84108, hereinafter referred to as Licensor and Bionic Technologies, Inc., having its principal place of business at 1163 East 900 South, Salt Lake City, UT 84108, hereinafter referred to as Licensee.

                                   WITNESSETH:

      WHEREAS, Licensor and Licensee have entered into a License Agreement dated August 1, 1996 for * * *, as amended by Amendment 1, thereto dated October 15, 1997 respectively, hereinafter referred to as "License Agreement;" and

      WHEREAS, Licensor has received the invention entitled * * * respectively, hereinafter referred to as "New Invention;" and

      WHEREAS Licensee would like to incorporate the New Invention in the above License Agreement; and

      WHEREAS Licensor is willing to grant to Licensee such a license to the New Invention;

                                   AGREEMENT:

      NOW, THEREFORE, the parties agree as follows:

      1.) For and in consideration of the covenants, conditions and undertakings hereinafter set forth in the License Agreement, it is agreed by and between the parties to add the New Invention to Exhibit B of the License Agreement.

      2.) Amendment of Section 1.3. Section 1.3 of the License Agreement is amended by deleting the sentence under Section 1.3 and replacing it with the following:

      "'Licensed Technology'" means the technology and the intellectual property associated with the Inventions listed in Exhibit `A' and Exhibit `B,' developed by Dr. Richard Normann and his coworkers at the University of Utah."

      3.) In all other respects the License Agreement shall remain unchanged.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written:

LICENSEE:                                    LICENSOR:

BIONIC TECHNOLOGIES, INC.                    UNIVERSITY OF UTAH
                                             RESEARCH FOUNDATION

By:_______________________________           By:_______________________________

       Brian W. Hatt, President                  Richard K. Koehn. Ph.D.
                                                 President

Date:_____________________________           Date:_____________________________

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

                            BIONIC TECHNOLOGIES, INC.

                      AMENDMENT NO. 3 TO LICENSE AGREEMENT

      THIS AMENDMENT NO. 3 TO LICENSE AGREEMENT (the "AMENDMENT") is made as of February 7, 2002 by and between BIONIC TECHNOLOGIES, LLC., a Utah limited liability company, having its principal place of business at 1763 East 900 South, Salt Lake City, UT 84108, hereinafter referred to as (the "LICENSEE"), and the UNIVERSITY OF UTAH RESEARCH FOUNDATION, a Utah non-profit corporation, having its principal place of business at 615 Arapeen Drive, Suite 110, Salt Lake City, Utah 84108, hereinafter referred to as (the "LICENSOR").

                                    RECITALS

      WHEREAS, the LICENSEE's predecessor in interest, Bionic Technologies, Inc. ("Licensee's Predecessor"), and the LICENSOR executed the AGREEMENT dated August 1, 1996 ("Original License"), pursuant to which LICENSEE took a license to certain inventions, generally characterized as: * * * ; and

      WHEREAS, LICENSEE'S Predecessor and LICENSOR amended the Original License by means of an amendment dated October 15, 1997 ("Amendment No. 1") and an amendment dated November 10, 1999 ("Amendment No. 2") (the Original Licensee, as amended by the Amendment No. 1 and the Amendment No. 2, being herein referred to as the "Amended License"); and

      WHEREAS, as of January 1, 2001, LICENSEE'S predecessor assigned the Amended License to LICENSEE with LICENSOR'S consent and thereupon LICENSEE assumed all obligations thereunder; and

      WHEREAS, the LICENSEE and the LICENSOR agree to amend the Amended License to make the following changes and additions.

      NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

      I.    MODIFICATION TO THE TERMS OF THE AMENDED LICENSE

      1. Section 1.2 of the Amended License is hereby replaced in its entirety with the following:

      "Section 1.2 "FIELD OF USE" means all medical and research applications in animal and human subjects

      2. Section 2.1 of the Amended License is hereby replaced in its entirety with the following:

      "Section 2.1 Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee an exclusive, worldwide license under Licensee's Patent Rights and

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission


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      Licensed Technology to make, have made, use and sell any Licensed Product and to practice any Licensed Services in the FIELD OF USE.

      3. Section 3.2 of the Amended License is hereby replaced in its entirety with the following:

      "Section 31 Any sublicense granted by Licensee to a Sublicensee shall incorporate all of the terms and conditions of this Agreement, which shall be binding upon each Sublicensee as if such Sublicensee were a party to this Agreement. Licensee shall pay to Licensor on any sublicense a percentage of the gross consideration received by the Licensee from the Sublicensee for grant of the sublicense, whether that consideration comes in the form of up-front license fees, royalties, milestone payments or in any other form, except as noted below in this Section 3.1. The percentage of gross consideration due to Licensor as described herein shall be determined according to the following chart:

YEAR*                                    PERCENTAGE
* * *                                       * * *
* * *                                       * * *
* * *                                       * * *

      *"YEAR" shall mean the year in which the consideration is received by the Licensee from the Sub-licensee as specified by the dates, beginning on * *
      *.

      Licensee shall not be obligated to pay Licensor for consideration received from a Sublicensee on the following items:

            a)    payments for training Sublicensees;

            b)    payments for research and development;

            c) payments for fees and expenses associated with patent prosecution;

            d) payments for advance commitments of the purchase of products in excess of the purchase price (for which royalties would be paid in accordance with the terms of Article 5);

            e)    payments in respect of equity investments in Licensee; and

            f)    payments in respect of loans to Licensee.

      4.    A new Section 3.4 is hereby added to the Amended License as follows:

      "Section 3.4 In the event that Licensor or Licensee receives a written request from a capable third party for a license to use the Licensor's Patent Rights or Licensed Technology in a subfield of use which does not compete with the Licensed Products or Licensed Services already offered for sale by Licensee or in the process of being developed by Licensee so as to be available for sale within one (1) year as demonstrated by Licensee to the reasonable satisfaction of Licensor, Licensee agrees to negotiate in good faith to grant a sublicense to said third party. If such negotiation has not been successfully completed within six (6) months from the date Licensee first receives such request, Licensor shall have the right to grant a license to said party for said subfield of use under substantially similar, or at Licensor's discretion, less favorable, terms to those

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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      contained in this Agreement provided that the royalty rate shall be no lower than that contained herein. If Licensor grants a license under this provision, Licensor agrees to share * * * of its net royalties, net milestone payments and net license fees with Licensee.

      5. Section 5.1 of the Amended License is hereby amended in part by replacing the term "* * *" with the term "* * *."

      6. Section 5.3 of the Amended License is hereby amended by replacing it in its entirety with the following language:

      "Section 5.3 If any patent or claim thereof included within Licensor's Patent Rights shall be found invalid by a court of competent jurisdiction and last resort, from which decision no appeal may be taken, Licensee's obligation to pay Licensor royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of that date. However, Licensee shall not be relieved from paying Licensor the applicable royalties that accrued prior to the date of such decision or that are based on any of Licensor's Patent Rights not the subject of such a decision."

      7. Section 4.2 of the Amended License is hereby replaced in its entirety with the following:

      "Section 4.2 In addition, Licensee shall pay to Licensor a non-refundable license fee of * * * on a deferred and contingent basis as described below, but no later than December 31, 2003. In order to satisfy this obligation, Licensee shall pay Licensor * * * of all investments (equity or long-term debt) in Licensee, when it receives such an investment, up to a cumulative investment of * * *. If Licensee has not paid Licensor the total license fee of * * * by December 31, 2003, the remainder shall be due in full on that date.

      8. Article 17 of the Amended License is hereby replaced in its entirety with the following:

      "ARTICLE 17. INFRINGEMENT

            Section 17.1 If either party learns of a claim of infringement of or by any of Licensor's Patent Rights licensed under this Agreement, that party shall give written notice of such claim to the other party. Licensee shall then use reasonable efforts to terminate such infringement. In the event Licensee fails to abate the infringing activity within ninety (90) days after such written notice or Licensee fails to bring legal action against the third party within a reasonable time, Licensor may bring suit for patent infringement. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Licensor, which consent shall not be unreasonably withheld.

            Section 17.2 Any such legal action shall be at the expense of the party by whom suit is filed, hereinafter referred to as the "Litigating Party". Any damages or costs recovered by the Litigating Party in connection with a legal action, filed by it hereunder, and remaining after the Litigating Party is reimbursed for its costs and expenses

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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      reasonably incurred in the lawsuit, and after any royalties or other payments due to Licensor under Articles 3, 4, and 5 are paid, shall be * *
      *.

            Section 17.3 Licensee and Licensor shall cooperate with each other in litigation proceedings instituted hereunder, provided that such cooperation shall be at the expense of the Litigating Party, and such litigation shall be controlled by the Litigating Party."

      9. Article 19 of the Amended License is hereby replaced in its entirety with the following:

            "This Agreement is binding upon and shall inure to the benefit of the parties, their successors and assigns. Subject to Licensee's rights to sublicense, as set forth in Article 3 hereof, Licensee may assign this Agreement only with the written consent of Licensor, which consent shall not be unreasonably withheld, or upon the sale or assignment of all or substantially all of the assets of Licensee to which this license Agreement relates."

      10. Article 22 of the Amended License shall be amended in part by replacing subpart (b) thereof and the addresses for Licensee and Licensor set forth therein with the following while the remainder of Article 22 shall be unchanged:

      "(b) on-the date of delivery if delivered by courier, express mail service or fast-class mail, registered or certified, or by fax."

      As to the addresses:

            "In the case of Licensee:

            BIONIC TECHNOLOGIES, LLC.
            1763 East 900 South
            Salt Lake City, UT 84108
            FX: 801-582-9909;

            In the case of Licensor

            University of Utah Technology Transfer Office
            615 Arapeen Drive, Suite 110
            Salt Lake City, UT 84108
            FX: 801-581-7538"

                      II. CONSIDERATION FOR THIS AMENDMENT

      1. In consideration for this AMENDMENT, upon execution of this AMENDMENT, LICENSEE shall:

      issue to LICENSOR a warrant to purchase * * * units of Interests in LICENSEE. That warrant shall be exercisable by LICENSOR for the price of *
      * * per unit of Interests at any time after June 30, 2002 and prior to July 1, 2007.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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                               III. INTERPRETATION

      1. All of the provisions of Article 25 of the Amended License are hereby incorporated into this Section III as though set forth herein in full and shall govern the interpretation of this AMENDMENT

      2. Except as otherwise amended by this AMENDMENT, the Amended License shall remain in full force and effect,

IN WITNESS WHEREOF, the parties have executed this AMENDMENT to the Amended License as of the date fast above written.

"LICENSEE"                                 "LICENSOR"

BIONIC TECHNOLOGIES, LLC.                  UNIVERSITY OF UTAH
                                           RESEARCH FOUNDATION

By_________________________________        ____________________________________
            (Signature)                                (Signature)

Name: Brian W. Hart                        Name: Raymond F. Gesteland

Title: President                           Title: President

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This Assignment and Assumption Agreement is executed as of the 13th day of August, 2002 by and between Bionic Technologies, LLC, a Utah limited liability company ("Assignor"), and Cyberkinetics, Inc., a Delaware corporation ("Assignee").

      WHEREAS, Assignor and Assignee are parties to that certain Contribution Agreement dated as of the date hereof (the "Contribution Agreement"), provided for the purchase by Assignee of substantially all of the assets, properties, rights and business as a going concern of Assignor and the assumption by Assignee of certain of the liabilities of Assignor. All capitalized terms used herein which are not defined herein shall have the meanings specified in the Contribution Agreement.

      WHEREAS, Assignor is the licensee under that certain License Agreement dated as of August 1, 1996, as amended, between Assignor and the University of Utah Research Foundation, as licensor ("Licensor"), covering inventions * * * (the "License").

      WHEREAS, Assignor proposes to assign the License to Assignee and Licensor has consented in writing to such assignment.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained in the Contribution Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby grants, bargains, sells, assigns, transfers and sets over to Assignee and its successors and assigns all of the right, title and interest of Assignor in, to and under the License.

      TO HAVE AND TO HOLD, the same unto Assignee, its legal representatives, successors and assigns from and after the date hereof, subject, however, to the terms, covenants, conditions and provisions of the License.

      Assignee hereby accepts this Agreement subject to the terms and conditions herein contained and does hereby assume, without exculpation, as of the date hereof, and becomes responsible for and agrees to perform, discharge, fulfill and observe all of the licensee's obligations, liabilities, covenants, conditions and provisions under the License accruing from before and after the date hereof with the same force and effect as if Assignee were the original licensee thereunder, and Assignee agrees to be liable for the observation and performance thereof from and after the date hereof.

      Assignor agrees to protect, defend, indemnify and hold and save harmless Assignee from and against any and all Liabilities relating to the License only to the extent that Assignor has agreed to indemnify Assignee in Section 9 of the Contribution Agreement.

      Assignee agrees to protect, defend, indemnify and hold and save harmless Assignor from and against any and all Liabilities relating to the License only to the extent that Assignee has agreed to indemnify Assignor in Section 9 of the Contribution Agreement.

      This Agreement is made without recourse or warranty except as set forth in the Contribution Agreement.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

      This Agreement shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first set forth above,

                                             ASSIGNOR:

                                             BIONIC TECHNOLOGIES, LLC

                                             By:_______________________________
                                                Name:
                                                Title:

                                             ASSIGNEE:

                                             CYBERKINETICS, INC.

                                             By:_______________________________
                                                Name:
                                                Title:
APPROVED AND ACCEPTED:

UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:_____________________________________
   Signature

Print name:_____________________________

Title:__________________________________

Date:___________________________________

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission

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